                                   EXHIBIT 11

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                      For the Quarter Ended March 31, 1994

                                   EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       Computation of Per Share Earnings

                      (In millions except per share data)

                                                              Three Months
                                                             Ended March 31
                                                           ------------------
                                                             1994       1993
                                                           -------     ------

Net Income                                                  $   28      $  12
Preferred Stock Dividends                                       (5)        --
                                                            ------      -----
   Income Applicable to Common Shares                           23         12
                                                            ======      =====

Average Common Shares Outstanding                             92.1       47.4
Common Stock Equivalents -- Options                             .4         .5
                                                            ------      -----
Weighted Average Primary Shares Outstanding                   92.5       47.9
Conversion of Series B Preferred Stock                         9.6         --
                                                            ------      -----
Fully Diluted Average Common Shares Outstanding              102.1       47.9
                                                            ======      =====
Primary Earnings per Share                                     .25        .24

Fully Diluted Earnings per Share                               .25/(1)/   .24


/(1)/Fully diluted earnings per share were anti-dilutive.

                                      -20-